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                                                                    EXHIBIT 10.1

                            LEASE AMENDING AGREEMENT

THIS AGREEMENT made as of the 5TH day of SEPTEMBER, 1997.

B E T W E E N:

                           GPM REAL PROPERTY (6) LTD. & ENDOW (6) INC.

                           (The "Lessor")

                           -and-

                           DAISYTEK (CANADA) INC.

                           (The "Lessee")



A. WHEREAS the Lessee entered into a lease dated the 1ST day of JUNE, 1995 (the "Lease"), for a term of THREE (3) YEARS AND ONE (10) MONTH commencing on the FIRST (1ST) day of July, 1995 and expiring on the THIRTY-FIRST (31ST) day of JULY, 1998, the ("Term") whereunder the Lessee leased certain premises comprising a leasable area of approximately 23,100 square feet
    (the "demised premises") and designated as UNIT 1 shown outlined in red on the plan attached to the Lease as Schedule "B" , located at 35 VALEYWOOD DRIVE in the City of MARKHAM, in the Province of ONTARIO; and

B. WHEREAS the Lessor and Lessee entered into an Offer to Lease dated the FOURTEENTH (14TH) day of JULY, 1997 (the "Offer") to amend the Lease as of and effective from the EIGHTEENTH (18TH) day of SEPTEMBER, 1997 (the "Effective Date"), subject to and upon the terms and conditions herein set out; and

C. WHEREAS the Lessor and Lessee have agreed to expand the Demised Premises to include UNIT 2 (the "Expansion Premises") comprising a leasable area of 39,631 square feet.


    NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1. The consideration for this Agreement is the mutual covenants and agreements between the parties and the sum of One Dollar ($1.00) that has been paid by each of the parties to the other, the receipt and sufficiency of which acknowledged.

2. Clause 1 of the Lease (Premises) is hereby amended to reflect the leasable area of the demised premises as of the Effective Date as being 62,731 square feet, being UNITS 1 AND 2.

3.  Clause 2 of the Lease (Term) is hereby amended to reflect a period of FOUR
    (4) YEARS AND SIXTEEN (16) DAYS commencing of the FIFTEENTH (15TH) day of SEPTEMBER, 1997 and expiring on the THIRTIETH (30TH) day of SEPTEMBER, 2001.


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4.  Clause 4 of the Lease (Rent) is hereby amended as of the Effective Date to reflect that the Lessee shall pay to the Lessor during the period:

    (i) commencing on SEPTEMBER 15TH, 1997 and expiring on SEPTEMBER 30TH, 1999, as basic rent the annual sum of TWO HUNDRED AND NINETY-SEVEN THOUSAND, NINE HUNDRED AND SEVENTY-TWO DOLLARS AND TWENTY-FIVE CENTS ($297,972.25), payable in equal consecutive monthly installments of TWENTY-FOUR THOUSAND, EIGHT HUNDRED AND THIRTY-ONE DOLLARS AND TWO CENTS ($24,831.02), each in advance on the (1st) day of each calendar month during the aforesaid period, based on an annual rate of FOUR DOLLARS AND SEVENTY-FIVE CENTS ($4.75) per square foot of the leasable area of the demised premises;

    (ii) commencing on OCTOBER 1ST, 1999 and expiring on SEPTEMBER 30TH, 2001, as basic rent the annual sum of THREE HUNDRED AND THIRTEEN THOUSAND, SIX HUNDRED AND FIFTY-FIVE DOLLARS AND ZERO CENTS ($313,655.00), payable in equal consecutive monthly installments of TWENTY-SIX THOUSAND, ONE HUNDRED AND THIRTY-SEVEN DOLLARS, AND NINETY-TWO CENTS ($26,137.92), each in advance on the first (1st) day of each calendar month during the aforesaid period, based on an annual rate of FIVE DOLLARS AND ZERO CENTS ($5.00) per square foot of the leasable area of the demised premises.

    Clause 4 of the Lease is further amended to reflect that the Lessor acknowledges that it holds a deposit in the sum of FIFTY-FOUR THOUSAND, FIVE HUNDRED and THIRTY-SIX DOLLARS and SEVENTY-SIX CENTS ($54,536.76) inclusive of G.S.T. at 7% which shall be applied to the first month's and last month's basic rent.

    Only those sections of Paragraph 4 of the Lease shall be deemed amended to incorporate the above and all other terms and conditions of Paragraph 4 of the Lease shall prevail.

5. As of the Effective Date, the Option to Renew clause on Schedule "D" of the Lease shall be amended to reflect that the Lessee shall have the option to renew the Lease for one (1) additional term of one (1) year upon delivering written notice to the Lessor no later than nine (9) months prior to the expiry of the Term and upon the same terms and conditions save and except for the rental rate, which is to be negotiated at the then current market value, but in no event shall the rental rate be less than the rate in the last year of the Term.

6. As of the Effective Date, the Right of First Refusal clause on Schedule "D" of the Lease shall be deleted in its entirety.

7.  Schedule "A" attached hereto replaces Schedule "B" of the Lease.

8. All other terms and conditions in the Lease are hereby ratified and confirmed.

9. The parties confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in THE LEASE.


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                                 ACKNOWLEDGEMENT

            Lease between GPM Real Property (6) Ltd. & Endow (6) Inc.
           (the "Landlord") and Daisytek (Canada) Inc. (the "Tenant")
                         dated the 1ST day of JUNE, 1995

WHEREAS a Guarantee and Indemnity Agreement was executed on JUNE 2, 1995, attached hereto as Schedule "A", whereby Daisytek Incorporated, of Plano, Texas, in the United State of America (the "Guarantor") did agree to indemnify the Landlord against the failure of the Tenant to perform, observe and keep all of the covenants and conditions of the lease dated June 1st, 1995 for premises located at 35 Valleywood Drive, Markham, Ontario.

AND WHEREAS an Amendment to Lease dated the 18TH day of SEPTEMBER, 1997 increased the area from 23,100 square feet to 62,731 square feet (the "Demised Premises") and extended the term to the THIRTIETH (30TH) day of SEPTEMBER, 2001 (the "Term").

NOW THEREFORE the Tenant and the Guarantor confirm and acknowledge that the Guarantee and Indemnity Agreement dated JUNE 2ND, 1995 is hereby amended to reflect the extension of the Term and the increase in square footage of the Premises and the rent and that all other terms thereof shall remain in full force and effect.

AGREED AND ACCEPTED this _______day of __________________, 1997.


                                    DAISYTEK (CANADA) INC.


                                    -----------------------------------
                                    Tenant


AGREED AND ACCEPTED this _______day of __________________, 1997.


                                    DAISYTEK INCORPORATED

                                    ---------------------------------c/s
                                    Guarantor

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                                  SCHEDULE "A"

                             GUARANTEE AND INDEMNITY


         WHEREAS GPM REAL PROPERTY (6) LTD., and ENDOW (6) INC., (hereinafter called the "Landlord") is the registered owner of the following described land:

35 Valleywood Drive, Markham, Ontario;
         Parcel 5-2, Section M-2029, town of Markham, registered in the Land Registry Office for the Land Titles Division of York Regions (No. 65) at Newmarket, designated as Parts 2, 3, and 4, Plan 65R-6328 being part block 5 on Plan 65M-2029

         (hereinafter called the "Land"): and


         WHEREAS the Landlord has agreed to demise and lease unto DAISYTEK CANADA INC. (hereinafter call the "Tenant") a certain portion of the Land pursuant to that Lease in writing (hereinafter called the "Lease") to which this Guarantee and Indemnity is attached; and

         WHEREAS it is a condition of the granting of the Lease by the Landlord that DAISYTEK INCORPORATED, in the City of Plano, in the State of Texas, in the United States of America, (hereinafter called the "Guarantor") execute and deliver this Guarantee and Indemnity;

         WHERE the Guarantor herein is composed of more than one person, the obligations of the Lessee are joint and several obligations of each of such persons;

         NOW THEREFORE in consideration of the premises and the sum of TEN ($10.00) DOLLARS and in consideration of other good and valuable consideration (the sufficiency and receipt whereof the Guarantor hereby acknowledges) the Guarantor does hereby promise, covenant and agree to and with the Landlord as follows:

         (a) The guarantee and indemnity and the covenants and agreements respecting the Guarantor as set forth in these presents shall be as against the Guarantor construed as and be deemed a guarantee and indemnity respecting all the obligations of the Tenant as set forth in the Lease;

         (b) In the event the Tenant, for any reason whatsoever including, without limitation, bankruptcy, liquidation, or other insolvency of the Tenant, fails to duly and timeously perform, observe, and keep each and every covenant and condition in the Lease on the Tenant's part to be performed, observed and kept, including the payment of all monies, whether rent or otherwise then in any and every such event and so often as the same shall happen up to the expiry date specified in the Lease, or, in the event the Lease is renewed or extended, up to the expiry date specified for any such renewal or extension, provided the Tenant is not then in default of any of its obligations under the Lease (hereinafter called the "Expiry Date"), the Guarantor will perform, observe and keep such covenants and conditions wherein the Tenant has failed, and where such failure is default in payment or any money, the Guarantor will promptly pay the same to the Landlord or such other party to whom the same is payable in accordance with the provision of the Lease.

         (c) That the Landlord is not bound to exhaust its recourse against the Tenant or any other party or parties nor realize upon any other security it may hold before requiring the Guarantor to perform the terms and conditions of the Guarantor's covenants herein;

         (d) That the Guarantor shall not be released from the guarantee and indemnity hereunder for any reason whatsoever and in particular without restricting the generality of the foregoing, for any of the following reasons:

                  (i) any delay, or any extension of the time granted or permitted to the Tenant by the Landlord; or

                  (ii) any waiver or any neglect or forbearance by the Landlord in requiring or enforcing the strict or other performance of any of the covenants, conditions or agreements imposed by the Lease on the Tenant; or


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                 (iii)  any failure of the Landlord in notifying the Guarantor of any default of the Tenant respecting the Lease; or

                 (iv) any amendment, variation or renewal of the Lease negotiated between the Landlord and the Tenant whether with or without the knowledge of the Guarantor, including any increase in Basic Rent determined upon in accordance with the term of the Lease; or

                 (v) any assignment of the Lease or any sub-letting or abandonment of all or any part of the premises demised pursuant to the Lease prior to the Expiry Date thereof and whether effected by the Landlord in concert with the Tenant or by the Landlord alone or the Tenant alone or by the operation of law, other than by expropriation or by condemnation of the demised premises by any competent authority; or

                 (vi) any election of any liquidator or trustee in bankruptcy of the Tenant to assign, surrender, abandon, or disclaim the whole or any part of the demised premises or the Lease; or

                 (vii) any distress, re-entry or dispossession by the Landlord; or

                 (viii) any other cause or reason for which sureties or joint and several debtors may be relieved.


         e) That the liability of a Guarantor to pay or perform hereunder shall arise from time to time when notice in writing is given by personal service on the Guarantor, or if a corporation or an officer of the address of the Guarantor last known to the Landlord, and any such notice so sent shall be deemed to be given to the Guarantor two (2) days following the day on which the same was posted in a Post Office in Canada;

         f) That in the event the Lease ends or is otherwise terminated or becomes unenforceable prior the Expiry Date (hereinafter called "Early Termination"). Then notwithstanding such Early Termination, the Guarantor with respect to the Lease:

              (i) hereby and by these presents indemnify and hold harmless the Landlord from and against any and all loss, damage, liability or expense which the Landlord may sustain or incur by reason of such Early Termination and the loss of rentals and revenue and all other monies which would otherwise have been payable to the Landlord pursuant to the Lease for the period from such Early Termination to the Expiry Date, and

              (ii) will pay to the Landlord on demand from time to time the amount(s) representing any such loss, damage, liability or expense sustained or incurred by the Landlord to the date of such demand.

         g) That the acceptance of the surrender of the Lease from the Tenant or the termination of the Lease by the Landlord or by a Court upon the application of the Landlord in any of the foregoing cases due to the failure of the Tenant to pay rental or to perform observe and fulfill the covenants, conditions and agreements imposed by the Lease on the Tenant shall be regarded as an Early Termination pursuant to the immediately preceding clause hereof even though such Early Termination has been brought about by the Landlord if a consequence of such Early Termination is that the guarantee herein fails, ceases to exist or becomes unenforceable.

         h) That upon Early Termination of the Lease the Landlord shall be at liberty (but shall not be obligated) to take such reasonably prudent steps as the Landlord determines to let that portion of the Lands subject to the Lease, so as to minimize the Landlord's loss and the Guarantor's liability to the Landlord arising hereunder. In the event that the Landlord so relets such portion of the Lands, then all costs of such reletting, including advertising, legal, commissions or fees paid to any rental agent, repairs and the like shall be deemed a loss occasioned by an Early Termination as contemplated in Clause (f) hereof.

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         i)   That this guarantee and indemnity shall be construed in accordance with the laws in force in the Province of Ontario.

         j) That this guarantee and indemnity shall extend to and enure to the benefit of the Landlord, its successors and assigns and reference herein to any one of the undersigned is a reference to and shall be construed as including the heirs, executors, successors and assigns of such Guarantor.

         k) That notwithstanding anything herein or otherwise to the contrary the Landlord shall not be required to proceed upon the guarantee and exhaust its recourse in that regard or proceed against the Tenant or any other securities it may hold prior to the Landlord proceeding against the Guarantor or any of them under the indemnity and that the taking of a judgment with respect to the guarantee or the recovery of any part of the monies pursuant thereto shall not constitute or be deemed to constitute a merger of any of its other rights hereunder.

         l) The Guarantor will fulfill all other Tenants covenants and conditions in the Lease.



         IN WITNESS WHEREOF these presents have been duly executed by the Guarantor at the City of Plano, in the State of Texas, this _________ of _________, 199__.



SIGNED, SEALED AND DELIVERED                )
IN THE PRESENCE OF:                         )
                                            )
                                            )
                                            )
                                            )
-------------------------------             )        ---------------------------
WITNESS                                     )        GUARANTOR
                                            )
                                            )
                                            )
                                            )        ---------------------------
                                            )        GUARANTOR